Exhibit 13.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of QIAGEN N.V., does hereby certify, to such officer’s knowledge, that:
The Annual Report for the year ended December 31, 2024 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 28, 2025	/s/ Thierry Bernard
Thierry Bernard
Managing Director and Chief Executive Officer

Dated:	March 28, 2025	/s/ Roland Sackers
Roland Sackers
Managing Director and Chief Financial Officer